Exhibit 24
POWER OF ATTORNEY
     Each of the undersigned officers and directors of Superconductive Components, Inc., an Ohio corporation (the “Company”), hereby appoints Daniel Rooney and Gerald S. Blaskie as his or her true and lawful attorneys-in-fact, or either of them, with power to act without the other, as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, 600,000 shares of Common Stock, no par value, of the Company to be sold and distributed by the Company pursuant to the Superconductive Components, Inc. 2006 Stock Incentive Plan (the “Plan”) and such other number of shares as may be issued under the anti-dilution provision of the Plan, and any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting unto such attorneys-in-fact, and to each of them, full power and authority to do and perform in the name of and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have signed these presents this 21st day of June, 2006.

Signature	Title

/s/ Daniel Rooney Daniel Rooney	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Gerald S. Blaskie Gerald S. Blaskie	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert J. Baker, Jr. Robert J. Baker, Jr.	Director

/s/ Walter J. Doyle Walter J. Doyle	Director

/s/ Robert H. Peitz Robert H. Peitz	Director

/s/ Edward W. Ungar Edward W. Ungar	Director